Silver Triangle Building
25505 West Twelve Mile Road, Suite 3000
Southfield, MI 48034-8339
(248) 353-2700
www.creditacceptance.com

NEWS RELEASE

FOR IMMEDIATE RELEASE

Date: June 24, 2005

Investor Relations: Douglas W. Busk
Treasurer
(248) 353-2700 Ext. 4432
IR@creditacceptance.com

NASDAQ Symbol: CACCE

CREDIT ACCEPTANCE ANNOUNCES CHANGE IN ACCOUNTING FOR LOAN PORTFOLIO AND DISMISSAL OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Southfield, Michigan – June 24, 2005 – Credit Acceptance Corporation (NASDAQ: CACCE) Credit Acceptance announced today that it has received a response to its request that the SEC’s Office of the Chief Accountant review the Company’s accounting policies. In a teleconference earlier today, the SEC informed the Company that the Company’s method for recording automobile loans should be changed to that of a servicer of loans generated by automobile dealers and a lender to those dealers, rather than an originator of consumer loans. As a result of this determination, the Company will be required to restate its previously reported financial results.

As previously announced, the Company’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”) informed the Company on April 8, 2005 that it believed the Company should change its accounting methodology. The Company submitted a letter on April 26, 2005 to the Office of the Chief Accountant of the SEC requesting guidance on this matter.

The Company had historically believed, based in part on advice received from Deloitte and from its prior auditor, that its historical accounting was the only accounting method allowable under GAAP. Further, the Company had previously disclosed to shareholders its view that the Company’s GAAP accounting made it difficult for shareholders to understand the Company’s true economic performance. The Company is optimistic that the required revisions to its accounting policies, while time-consuming and costly, will improve its ability to clearly communicate the Company’s financial performance to shareholders.

The Company believes that over the years, it has taken the appropriate steps to ensure our financial statements were in compliance with applicable standards. The Company has consistently followed loan origination accounting since its initial public offering in 1992. As part of the IPO process, the Company’s accounting was reviewed by the SEC. The Company received unqualified audit opinions from Arthur Andersen LLP, its auditors from 1992 through 1997 and from Deloitte, its auditors since 1998. Deloitte’s National Office specifically reviewed and approved the Company’s loan accounting policies in 2002, at the Company’s request. In 2003, the SEC reviewed our accounting through a comment letter process. Although these steps ultimately did not prevent the pending restatement, the Company believes this result is due to the complexity of the issues involved and the lack of clear GAAP guidance rather than a lack of diligence on the Company’s part.

The process to restate our financial results will be extensive. The Company will need to finalize new, detailed accounting policies, including policies related to revenue recognition and credit losses and have these policies approved by our external accountants. Significant changes to the Company’s accounting systems and processes will be required. Prior-year financial statements and disclosures will need to be revised and re-audited. The Company believes this process could take six months or more to complete. Pending the completion of this process, the Company will continue to provide operating data similar to the first quarter operating results released on May 2, 2005.

As a result, the Company plans to submit a request to the NASDAQ Listing Qualifications Panel (the “Panel”) for an additional extension of time to file its annual report on Form 10-K for the year ended December 31, 2004 and its quarterly report on Form 10-Q for the three months ended March 31, 2005. Previously, on May 27, 2005, the Panel granted an extension through June 30, 2005. The Company will not be able to complete its required filings by this date. The Company’s securities may be delisted from the Nasdaq Stock Market, if the Panel denies the extension.

As previously announced, the Company is required under its debt agreements to file its public reports on a timely basis. The Company has received waivers of this requirement through July 31, 2005. The Company will not be able to complete is required filings by this date and intends to request additional extensions from its lenders.

Finally, the Company announced that it has dismissed Deloitte & Touche LLP as its independent registered public accounting firm as of June 24, 2005. The Company’s decision to change auditing firms was approved by the Audit Committee of its Board. The Company has begun the process of selecting a new auditing firm.

Cautionary Statement Regarding Forward Looking Information

Certain statements in this release that are not historical facts, such as those using terms like “believes,” “expects,” “anticipates,” “assumptions,” “forecasts,” “estimates” and those regarding the Company’s future results, plans and objectives, are “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements represent the Company’s outlook only as of the date of this release. While the Company believes that its forward-looking statements are reasonable, actual results could differ materially since the statements are based on current expectations, which are subject to risks and uncertainties. Factors that might cause such a difference include the following:

•	the Company’s potential inability to accurately forecast and estimate the amount and timing of future collections,

•	the potential delisting of the Company’s common stock,

•	the Company’s restating of prior years financial statements,

•	increased competition from traditional financing sources and from non-traditional lenders,

•	the unavailability of funding at competitive rates of interest,

•	the Company’s potential inability to continue to obtain third party financing on favorable terms,

•	the Company’s potential inability to generate sufficient cash flow to service its debt and fund its future operations,

•	adverse changes in applicable laws and regulations,

•	adverse changes in economic conditions,

•	adverse changes in the automobile or finance industries or in the non-prime consumer finance market,

•	the Company’s potential inability to maintain or increase the volume of automobile loans,

•	an increase in the amount or severity of litigation against the Company,

•	the loss of key management personnel or the inability to hire qualified personnel,

•	the effect of terrorist attacks and potential attacks, and

•	various other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

Other factors not currently anticipated by management may also materially and adversely affect the Company’s results of operations. The Company does not undertake, and expressly disclaims any obligation, to update or alter its statements whether as a result of new information, future events or otherwise, except as required by applicable law.

Description of Credit Acceptance Corporation

Since 1972, Credit Acceptance has provided auto loans to consumers, regardless of their credit history. Our product is offered through a nationwide network of automobile dealers who benefit from sales of vehicles to consumers who otherwise could not obtain financing; from repeat and referral sales generated by these same customers; and from sales to customers responding to advertisements for our product, but who actually end up qualifying for traditional financing.

Without our product, consumers may be unable to purchase a vehicle or they may purchase an unreliable one, or they may not have the opportunity to improve their credit standing. As we report to the three national credit reporting agencies, a significant number of our customers improve their lives by improving their credit score and move on to more traditional sources of financing. Credit Acceptance is publicly traded on the NASDAQ National Market under the symbol CACCE. For more information, visit www.creditacceptance.com.